UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 11, 2000

                               GORAN CAPITAL INC.

          State or other jurisdiction of incorporation or organization
                                     CANADA

                 Commission File Number IRS Employer Id. Number

                          No. 000-24366 Not Applicable

                     Address of Principal Executive Offices:

                              2 Eva Road, Suite 200
                            Toronto, Ontario, Canada
                                     M9C 2A8
                                  Telephone No.
                               (317) 259-6400 (USA)

ITEM 5.   OTHER EVENTS.

On July 8, 2000, the Company was notified that Nasdaq has deteremined to delist the Company's securities from The Nasdaq Stock Market effective with the open of business Monday, July 10, 2000. The decision of Nasdaq is attached as Exhibit 1.

 On July 10, 2000, the Company issued the Press Release attached as Exhibit 2.

                                                              Goran Capital Inc.



                                                 By:
                                                        Alan G. Symons
                                                        Chief Executive Officer
                                                        Date:    July 11, 2000



                                INDEX TO EXHIBITS

(1)      Letter from Nasdaq dated July 8, 2000.
(2)      Press Release

Exhibit 1




NASDAQ

David A. Donohoe, Jr.
Chief Counsel

Sent via Facsimile and Overnight Commercial Courier

July 8, 2000

Howard Schiffman, Esq.
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L Street, N.W.
Washington, DC   20037-1526

RE:      Goran Capital, Inc. (Symbol: GNCNF)
         Decision NQ 3280N-00
         Request for Modification of Exception

Dear Mr. Schiffman:

We are in receipt of your submission dated June 22, 2000 in which you requested, on behalf of Goran Capital, Inc. (the "Company"), a 90 day extension of the June 30, 2000 deadline set forth in the Nasdaq Listing Qualifications Panel's (the "Panel") May 9, 2000 decision, which granted the Company an exception to the continued listing requirements for the Nasdaq National Market. 1 The Company also requested that the Panel eliminate the term of the exception, which required it to evidence a minimum of $15,000,000 in net tangible assets. This letter shall supersede the decision dated July 7, 2000.2

The Company argued that a 90-day extension and a revision of the terms of the exception was appropriate for several reasons. First, the Company reiterated its position with respect to the treatment of Trust-Owned Redeemable Preferred Stock ("TOPRs') that was presented at the April 6, 2000 written hearing. The Company noted that, although the Panel determined that the TOPRs should be excluded from Nasdaq's net tangible assets calculation, it has appealed the Panel's decision to the Nasdaq Listing and Hearing Review Council (the "Review Council"), and it expects the Review Council to make a decision on the appeal in September 2000. Second, the Company provided the Panel with details on the progress it has made in meeting the requirements set forth in the May 9, 2000 decision. Based upon that progress, the Company believes that a cushion above the $4,000,000 net tangible assets requirement is no longer necessary. Finally, the Company asserted that, should the Review Council decide in September 2000 that the TOPRs should be included in the net tangible assets calculation after its securities have already been delisted from Nasdaq, the likelihood of a reduction in liquidity and price of its shares will be "very difficult, if not impossible, to reverse."3

The Company indicated that it purchased $23,000,000 in face amount of TOPRs for $2,800,000, thereby increasing its net tangible assets by $20,200,000. Despite this development the Company conceded that, after excluding the remaining balance of the TOPRs, it would still have a net tangible assets deficit of approximately $(4,000,000), based on a March 31, 2000 pro forma balance sheet. The Company stressed that it has significantly improved its operating results over the past several months and anticipates a continuation of that trend through the remainder of fiscal 2000 and 2001. Although the Company asserted that its "market value of pubic float has been above the $5,000,000 threshold for a considerable period - well beyond the 10-day requirement," Nasdaq market data indicates that the Company failed to evidence a market value of public float of at least $5,000,000 for a minimum of ten consecutive trading days. It does appear that the Company temporarily evidenced a market value of public float of at least $5,000,000 for the seven consecutive trading days between June 8 and June 16, 2000 and the four consecutive trading days between June 26 and June 29, 2000; however, the Company failed to demonstrate "a market value of public float of at least $5,000,000 for a minimum of ten consecutive trading days," as required by the Panel's exception. Further, the Company failed to evidence a $5,000,000 market value of public float on June 30, 2000 and thereafter. 4

Panel Decision

The Panel observed that the Company failed to satisfy the requirements of the exception and determine to deny the Company's request for an extension and/or revision of the terms of the May 9, 2000 decision. While the Panel acknowledged that, based on the Company's projections, the operating results appear to be improving, it was concerned that the Company does not satisfy the maintenance requirements, has continued to incur significant losses through the first five months of 2000, and projects losses for the fourth quarter as a result of the interest accrual from the remaining TOPRs.

The Panel noted that its position with respect to the treatment of the TOPRs was set forth in the original decision letter, and remains unchanged. The Panel was unable to identify unique or compelling circumstances meriting the modification of the original decision or a stay of the delisting. Finally, the Panel noted that the company is not currently in compliance with all requirements for continued listing on The Nasdaq SmallCap Market.5 Accordingly, the Panel determined to delist the Company's securities from the Nasdaq Stock Market effective with the open of business Monday, July 10, 2000.

The Company should be aware that the Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Review Council determines to review this decision, it may affirm, modify reverse, dismiss, or remand the decision to a Panel. The Company will be immediately notified in the event the Review Council determines that this matter will be called for review.

The Company may also request that the Review Council review this decision. The request for review must be made in writing and received within 15 days from the date of this decision. Requests must be sent to: Sara Nelson Bloom, Office of the General Counsel, The Nasdaq Stock Market 1801 K. Street, N.W., 8th Floor, Washington, DC 20006, (202) 728-8478 and facsimile (202) 728-8321. Pursuant to Nasdaq Marketplace Rule 4840(b), the Company must submit a fee of $1,400.00 to the Nasdaq Stock Market, Inc. to cover the cost of the review. Please be advised that the institution of a review, whether by way of the Company's request or on the initiative of the Review Council, will not operate as stay on this decision.

The Company's securities may be immediately eligible to trade on the OTC Bulletin Board. Pursuant to SEC File No. TP97-235, an exemption from Rule 15c2-11 has been granted to permit a broker-dealer, without having the information specified by the Rule, to publish in, or submit for publication in, a quotation medium, quotations for a security immediately after such security is no longer authorized for quotation on The Nasdaq Stock Market, subject to the following conditions:

1. Removal of the security from authorization for quotation on The Nasdaq Sock Market must be attributable solely to the issuer's failure to satisfy the revised initial listing or maintenance standards, as contained in SEC Release No.

              34-38961 (August 22, 1997);
2. The security must have been quoted continuously on The Nasdaq Stock Market during the 30 calendar days preceding its delisting from that market, exclusive of any trading halt not exceeding one day to permit the dissemination of material news concerning the security's issuer;

3. The issuer of the security must not be the subject of bankruptcy proceedings;

4. The issuer of the security must be current in all of its periodic reporting requirements pursuant to Section 13(a) or 15(d) of the Exchange Act;

5. A broker-dealer relying upon this exemption must have been a market maker registered with the NASD in the security no longer eligible for quotation during the 30 day period proceeding the security's removal from The Nasdaq Stock Market; and,

6.            The  exemption  is  available  only  for   securities   that  were
              authorized for quotation on The Nasdaq Stock Market and then delisted, and not for any other securities of the issuer.


Footnote
1 The Panel's May 9, 2000 decision is hereby incorporated by reference. The Company's June 22, 2000 submission was a joint request by the Company and Symons International Group, Inc. ("Symons"). The Company is the parent of Symons, which is currently operating under an identical Nasdaq exception.
2 All Changes are indicated in italics and bold font. 3 Company's submission to the Panel, dated June 22, 2000, page 4. 4 Based on the closing bid price of $1.50 per share on July 6, 2000 [the closing bid price on June 30, 2000 was also $1.50 per share], and 2,843,654 shares in the public float, as reported in the most recent proxy statement the Company's current market value of public float is $4,251,981.
5 Pursuant to the Nasdaq Marketplace Rule 4310(c), a SmallCap issuer must maintain, among the other things, a minimum of $2,000,000 in net tangible assets, a $35,00,000 market capitalization or $500,000 in net income in the latest fiscal year or in two of the last three fiscal years; a $1.00 per share bid price; 500,000 publicly-held shares; a $1,000,000 market value of the public float; two market makers; 300 round lot shareholders; and compliance with Nasdaq's corporate governance centers.




If you have  any  questions,  please  do not  hesitate  to  contact  me at (301)
978-8070.

Sincerely,



David A. Donohoe, Jr.
Chief Counsel
Nasdaq Listing Qualifications Hearings

Exhibit 2



July 10, 2000


AT THE COMPANY:
Alan Symons/Douglas Symons
(317)259-6302/(317)259-6413
E-mail: asymons@sigins.com
          dsymons@sigins.com

   GORAN CAPITAL INC. CONTINUES TO BE TRADED ON THE TORONTO STOCK EXCHANGE AND
              MOVES TO THE OTC BULLETIN BOARD IN THE UNITED STATES.

Toronto,  Ontario,  Canada,  July 10, 2000 - Goran Capital Inc. (NASDAQ:  GNCNF;
TSE: GNC), a leading specialty insurer of nonstandard auto and crop insurance will continue to trade on the Toronto Stock Exchange and move to the OTC
Bulletin Board in the United States effective July 10, 2000. The Company reported, in its 10-K for the year-ended 1999, and 10-Q for the first quarter 2000, that it was likely trading of the Company's stock in addition to being traded on the Toronto Stock Exchange would move from the NASDAQ National Market to the OTC Bulletin Board. Effective today, the stock will be traded on the Toronto Stock Exchange and the OTC Bulletin Board under GNC and GNCNF, respectively.

Goran Capital Inc. (NASDAQ: GNCNF; TSE: GNC) is a leading provider of nonstandard automobile insurance in the United States. Nonstandard auto insurance is sold through independent insurance agents and generally carries higher premiums and low limits of liabilities. Goran's subsidiary, Superior Insurance Group, writes nonstandard auto insurance in 22 states. IGF Insurance Company is the fifth largest insurer of crops in the United States and writes business in 46 states plus Canada. Visit the Company's web site at www.sigins.com.

"Forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. A variety of factors could cause the Company's actual results to differ from the reported results expressed in such forward-looking statements. Investors are referred to the Company's Forward Looking Statements and Certain Risks (Part I, Item 2 to the Company's Form 10-Q for the period ended March 31, 2000), which statements are incorporated into this news release by reference.

--------